Exhibit 99.1

Twist Bioscience Reports Fiscal 2018 Fourth Quarter and Full Year Financial Results and

Highlights Commercial and Operational Progress

— $25.4 million in total revenue; 136% year-over-year growth —

— Bolstered cash position with approximately $69 million in proceeds from IPO —

— Company to host conference call today 4:30 pm Eastern Time —

SAN FRANCISCO, Calif. — December 19, 2018 — Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA, today reported financial results and business highlights for the fiscal 2018 fourth quarter and full year ended September 30, 2018.

“It has been an exceptional year for Twist Bioscience, with significant top-line growth across all business areas and both operational and commercial accomplishments,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist. “We’ve doubled our revenue coming from our synthetic biology products, launched our target enrichment kits for next-generation sequencing, which is gaining traction in the marketplace, expanded internationally, and laid a foundation for both our drug discovery and DNA digital data storage verticals. In addition, we strengthened our balance sheet with the closing of both a private financing and our initial public offering.

“Looking ahead into fiscal 2019, we expect to continue to deliver on our mission to improve healthcare and sustainability through synthetic DNA as we expand our customer base, convert pilot customers to production, grow revenue across all product categories and geographic regions, as well as validate our GPCR and antibody optimization software for Twist Biopharma and pursue non-dilutive financing for digital data storage.”

Fiscal Fourth Quarter 2018 and Recent Highlights

•

Shipped approximately 71,000 genes in the fourth quarter of 2018, compared to approximately 38,000 in the fourth quarter of fiscal 2017; shipped approximately 247,000 genes in fiscal 2018 compared to approximately 125,000 in fiscal 2017. Current turnaround time for genes is 15-20 days.

•	Continued progress in NGS product line, with eight customers now in production mode

•	Together with Microsoft and the University of Washington, announced plans to create an archive of knowledge encoded into Twist Bioscience DNA to be included in the Lunar Library™

•	Completed synthesis of wholly-owned G-coupled protein receptor (GPCR) library and development of antibody optimization software

•	Expanded international reach with new distributors in Asia Pacific

•	Completed an initial public offering (IPO), raising approximately $69 million in net proceeds, and began trading on the Nasdaq Global Select Market under the ticker symbol “TWST”

Fiscal 2019 Milestones

•	Grow revenue across all product categories and geographic regions

•	Offer customers 5kb genes at disruptive price

•	Introduce Twist Application Product Interface (TAPI) for gene ordering

•	Implement and execute new product introductions roadmap

•	Convert pilot NGS customers to full production

•	Launch e-commerce platform for NGS product

•	Achieve ISO 13485 certification for quality management systems (NGS product line)

•	Leverage growth in top line to improve variable and gross margin

•	Launch back-end production in China for NGS and other products

•	Generate proof-of-concept data from the GPCR library and antibody optimization software for Twist Biopharma, and seek non-dilutive partnerships and/or out-licensing of therapeutic assets

•	Execute roadmap to increase synthesis density on silicon platform and reduce DNA writing cost for DNA digital data storage

•	Pursue non-dilutive funding for the continued development of DNA digital data storage

FISCAL 2018 FOURTH QUARTER FINANCIAL RESULTS

Orders

Total orders received for the three months ended September 30, 2018 were $12.8 million, compared to $6.2 million for the same period of fiscal 2017. The increase in orders is due primarily to the introduction of NGS as well as an increase in orders for synbio products, particularly genes.

Revenue

Total revenues were $8.4 million for the three months ended September 30, 2018 compared to $3.5 million for the same period of fiscal 2017. The increase in revenue was due to increasing sales of genes, oligo pools and DNA libraries as well as the introduction of NGS tools products across all geographies and market segments.

Cost of Revenues

Cost of revenues for the three months ended September 30, 2018 were $9.1 million compared to $6.8 million for the similar period of fiscal 2017. The increase in cost of revenues is due to increased headcount, consumption of reagents and production materials.

Research and Development Expenses

Research and development expenses for the three months ended September 30, 2018 were $6.1 million compared to $4.9 million for the period ended September 30, 2017. The main driver for the increase was the beginning of investment in the Twist Biopharma vertical.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for the three months ended September 30, 2018 were $13.0 million compared to $8.4 million for the same period of 2017. The increase was primarily due to increased headcount, advertising and marketing expenses, professional and legal expenses, stock compensation expenses and information technology-related charges.

Net Loss

Net loss for the fiscal 2018 fourth quarter was $19.8 million, or $6.59 per share, compared to $17.0 million, or $6.68 per share, for the fiscal 2017 fourth quarter.

Cash Position

As of September 30, 2018, the company had $80.8 million in cash and cash equivalents. The fourth quarter ending cash position does not include approximately $69 million in net proceeds from the initial public offering, which was received in the first quarter of fiscal 2019.

FISCAL 2018 FINANCIAL RESULTS

Orders

Total orders received for fiscal 2018 were $39.4 million compared to $17.6 million in fiscal 2017.

Revenue

Total revenues were $25.4 million for fiscal 2018 compared to $10.8 million in fiscal 2017. The increase in revenue was due to increasing sales of genes, oligo pools and DNA libraries, which increased 136% year over year, as well as the introduction of our NGS tools products across all geographies and market segments.

Cost of Revenues

Cost of revenues for fiscal 2018 were $32.2 million compared to $24.0 million for fiscal 2017. The increase in cost of revenues is due to increased payroll expenses, consumption of reagents and production materials.

Research and Development Expenses

Research and development expenses for fiscal 2018 were $20.3 million compared to $19.1 million for fiscal 2017.

Selling, General and Administrative Expenses

Selling, general and administrative expenses for fiscal 2018 were $43.5 million compared to $26.1 million for the period ended September 30, 2017. The increase was primarily due to increased headcount, advertising and marketing expenses, professional and legal expenses, stock compensation expenses and information technology-related charges.

Net Loss

Net loss for fiscal 2018 was $71.2 million, or $25.51 per share, compared to $59.3 million, or $24.49 per share for fiscal 2017.

For the full fiscal year 2019, Twist expect to report:

Revenue in the range of $46 million to $48 million

Net loss in the range of $80 million to $82 million

Conference Call Information

The company plans to hold a conference call and live audio webcast for analysts and investors at 4:30 p.m. Eastern Time to discuss its financial results and provide an update on the company’s business. The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 8279646. A telephonic replay will be available beginning approximately four hours after the call through January 2, 2019, and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 8279646. The webcast replay will be available for two weeks.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist make products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist Bioscience’s anticipated fiscal 2019 milestones, conversion of pilot customers , revenue growth across all product categories and geographic regions, validation of Twist’s GPCR and antibody optimization software for Twist Biopharma and delivery on Twist’s mission to improve healthcare and sustainability through synthetic DNA. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist Bioscience’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist Bioscience is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist Bioscience’s patents or proprietary rights; and the risk that Twist Bioscience’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist Bioscience’s business in general, see Twist Bioscience’s risk factors set forth in Twist Bioscience’s Registration Statement on Form S-1 that is on file with the Securities and Exchange Commission and the prospectus dated October 30, 2018 relating to its initial public offering of common stock. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com

# # #

Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2017	2018	2017	2018
Revenues	$3,466	$8,407	$10,767	$25,427
Operating expenses:
Cost of revenues	6,829	9,093	24,020	32,189
Research and development	4,851	6,065	19,169	20,347
Selling, general and administrative	8,409	12,953	26,060	43,450

Total operating expenses	20,089	28,111	69,249	95,986

Loss from operations	(16,623)	(19,704)	(58,482)	(70,559)
Interest income	187	409	412	999
Interest expense	(248)	(386)	(905)	(1,313)
Other income (expense), net	(206)	(45)	(55)	(121)
Provision for income taxes	(119)	(76)	(280)	(242)

Net loss and comprehensive loss	$(17,009)	$(19,802)	$(59,310)	$(71,236)

Net loss per common share, basic and diluted	$(6.68)	$(6.59)	$(24.49)	$(25.51)

Shares used to compute net loss per common share, basic and diluted	2,551,318	3,013,818	2,422,243	2,792,743

Twist Bioscience Corporation

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

	September 30, 2017	September 30, 2018
Assets
Cash and cash equivalents	$31,227	$80,757
Short-term investments	30,977	—
Accounts receivable, net	2,346	5,419
Inventory	1,827	6,028
Prepaid expenses and other current assets	1,492	3,467

Total current assets	67,869	95,671
Property and equipment, net	14,834	12,331
Goodwill	1,138	1,138
Intangible assets, net	920	712
Restricted cash, non-current	202	579
Other non-current assets	694	5,360

Total assets	85,657	115,791

Current liabilities
Accounts payable	$2,849	$7,531
Accrued expenses	2,092	2,166
Accrued payroll	3,470	5,401
Current portion of long-term debt	—	2,500
Other current liabilities	1,066	939

Total current liabilities	9,477	18,537
Redeemable convertible preferred stock warrant liability	644	631
Long-term debt, net of current portion	9,154	7,218
Other non-current liabilities	107	344

Total liabilities	19,382	26,730

Redeemable convertible preferred stock	199,633	290,483

Common stock	—	—
Additional paid-in capital	6,228	9,346
Accumulated other comprehensive income	33	87
Accumulated deficit	(139,619)	(210,855)

Total stockholders’ equity (deficit)	(133,358)	(201,422)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$85,657	$115,791

Twist Bioscience Corporation

Condensed Consolidated Statements of Cash Flow

(in thousands)

(unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2017	2018	2017	2018
Cash flows from operating activities
Net loss attributable to common stockholders	$(17,009)	$(19,802)	$(59,310)	$(71,236)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,247	1,329	5,021	5,727
Loss on disposal of property and equipment	620	—	507	55
Stock-based compensation	864	1,086	1,891	2,961
Non-cash interest expense	128	104	363	254
Change in fair value of redeemable convertible preferred stock warrant liability	83	(80)	261	(13)
Amortization of debt discount	29	79	95	308
Changes in assets and liabilities, net of impact of business combination:
Accounts receivable, net	(274)	(1,130)	(1,623)	(3,073)
Inventory, net	(16)	(1,776)	(599)	(4,202)
Prepaid expenses and other current assets	(360)	(964)	(324)	(1,760)
Other non-current assets	(228)	640	(481)	(812)
Accounts payable	498	2,220	560	3,759
Accrued expenses	2,544	(426)	621	(114)
Accrued payroll	585	2,022	1,067	1,932
Other liabilities	(169)	208	650	50

Net cash used in operating activities	(11,458)	(16,490)	(51,301)	(66,164)

Cash flows from investing activities
Purchases of property and equipment	(3,339)	(1,047)	(6,594)	(3,688)
Proceeds from sale of property and equipment	(255)	—	266	17
Purchases of investments	(20,457)	(149)	(40,587)	(3,523)
Maturity of investments	9,600	1,600	36,925	34,500
Change in restricted cash	120	(434)	120	(434)
Cash acquired through business combination	—	—	—	—

Net cash provided by (used in) investing activities	(14,331)	(30)	(9,870)	26,872

Cash flows from financing activities
Proceeds from issuance of common stock and exercise of stock options	187	40	205	331
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	444	6,977	65,596	90,850
Payments of deferred offering costs	—	(640)	—	(2,359)
Borrowings of long-term debt	2,174	—	2,174	—
Repayments of long-term debt	(1,743)	—	(4,173)	—

Net cash provided by financing activities	1,062	6,377	63,802	88,822

Net increase in cash and cash equivalents	(24,727)	(10,143)	2,631	49,530
Cash and cash equivalents at beginning of year	55,954	90,900	28,596	31,227

Cash and cash equivalents at end of year	$31,227	$80,757	$31,227	$80,757